UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 24, 2009 (December 18, 2009)
Centrue Financial Corporation

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

0-28846	36-3145350

(Commission File Number)	(IRS Employer Identification No.)

7700 Bonhomme Avenue St. Louis, Missouri	63105

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (314) 505-5500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On December 18, 2009, Centrue Financial Corporation (the “Company”) and its wholly owned banking subsidiary, Centrue Bank (the “Bank”), entered into a written agreement (the “Agreement”) with the Federal Reserve Bank of Chicago (the “Federal Reserve”) and the Illinois Department of Financial and Professional Regulation (the “Department”).
     The Agreement is based on the findings of the Federal Reserve and the Department during an examination that commenced on June 6, 2009 (the “Examination”). Since the completion of the Examination, the Boards of Directors of the Company and the Bank have aggressively taken steps to address the findings of the Examination. The Company and the Bank have taken an active role in working with the Federal Reserve and the Department to improve the condition of the Bank and have addressed many of the items included in the Agreement.
     Under the terms of the Agreement, the Bank will prepare and submit written plans and/or reports to the regulators that address the following items: strengthening the Bank’s credit risk management practices; improving loan underwriting and loan administration; improving asset quality by enhancing the Bank’s position on problem loans through repayment, additional collateral or other means; reviewing and revising as necessary the Bank’s allowance for loan and lease losses policy; maintaining sufficient capital at the Bank; implementing an earnings plan and comprehensive budget to improve and sustain the Bank’s earnings; and improving the Bank’s liquidity position and funds management practices. While the Agreement remains in place, the Company and the Bank may not pay dividends and the Company may not increase debt or redeem any shares of its stock without the prior written consent of the regulators. Further, the Bank will comply with applicable laws and regulations.
     The Company and the Bank believe that the proactive steps that have been taken by the Boards of Directors and by management will help the Company and the Bank address the Agreement and the concerns leading to the Agreement.
     The description of the Agreement above is qualified in its entirety by the actual Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 8.01 Other Events.
     The Company also received notice from the FDIC that it will not be required to prepay three years of FDIC premiums which will result in the Company being able to pay the approximately $13 million in premiums semi-annually as the assessments become due.
     On a separate topic, on December 24, 2009, the Company announced that its current credit facility with Bank of America, N.A., comprised of a $250,000 term note and $10,000,000 in subordinated debentures, has been assigned to Cole Taylor Bank. The terms of the credit facility remain unchanged.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number

10.1	Written Agreement with the Federal Reserve Bank of Chicago and the Illinois Department of Financial and Professional Regulation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRUE FINANCIAL CORPORATION (Registrant)
By:	/s/ Kurt R. Stevenson
Kurt R. Stevenson,
Senior Executive Vice President and Chief Financial Officer

Dated: December 24, 2009

EXHIBIT INDEX

Exhibit Number

10.1	Written Agreement with the Federal Reserve Bank of Chicago and the Illinois Department of Financial and Professional Regulation

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